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                                                            File No. 333-46815
                                  Filed pursuant to Rules 424(b)(3) and 424(c)


               SUPPLEMENT NO. 3 TO PROSPECTUS DATED MAY 7, 1998

                                  AMNEX, INC.

     The section of the Prospectus dated May 7, 1998, entitled "SELLING SECURITYHOLDERS," is hereby amended by inclusion of the the following names to the second table in such section in the rows directly below "Offshore Strategies Ltd.":

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Winchester Convertible    $480,000   3.2%    172,389    172,389     --       --
Plus Ltd...............
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Foundation Account No.    $360,000   2.4%    129,292    129,292     --       --
1......................
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LLC Account No. 1......   $160,000   1.07%    57,463     57,463     --       --

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               The date of this Supplement is October 30, 1998.